                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           PAULA FINANCIAL
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

   [LOGO]

                                PAULA FINANCIAL
                         300 NORTH LAKE AVE., SUITE 300
                               PASADENA, CA 91101

Jeffrey A. Snider
Chairman, President and
Chief Executive Officer

April 23, 1999

Dear Fellow Stockholder:

    It is my pleasure to invite you to attend the PAULA Financial 1999 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 26, 1999 at 10:00 a.m. local time at the Double Tree Hotel located at 191 N. Los Robles Avenue, Pasadena, California.

    The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be dealt with at the meeting. At the conclusion of the formal part of the meeting, we will present a brief report on the Company's business and respond to your questions.

    Whether or not you plan to attend the meeting, your vote is very important. Please cast your vote regardless of the number of shares you hold. I urge you to take a moment to sign, date, and promptly return the enclosed proxy card in the enclosed envelope, in order to be certain your shares are represented at the meeting.

    I look forward to seeing you on May 26(th).

Sincerely,

    [SIGNATURE]

                                PAULA FINANCIAL
                        300 NORTH LAKE AVENUE, SUITE 300
                           PASADENA, CALIFORNIA 91101

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 1999

                            ------------------------

To the Stockholders of
PAULA Financial:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PAULA Financial, a Delaware corporation (the "Company"), will be held at The Double Tree Hotel, 191 N. Los Robles Avenue, Pasadena, California 91101, on May 26, 1999, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

    1. The election of three directors to hold office until the 2002 Annual Meeting of Stockholders, and in each case thereafter until their successors are elected and qualified; and

    2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 9, 1999 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                              [SIGNATURE]

                                          Jeffrey A. Snider
                                          Chairman of the Board

Dated: April 23, 1999

    PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE
    ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PAULA FINANCIAL
                        300 NORTH LAKE AVENUE, SUITE 300
                           PASADENA, CALIFORNIA 91101

                            ------------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 26, 1999

                             ---------------------

    This Proxy Statement is being mailed on or about April 23, 1999 to stockholders of PAULA Financial (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 26, 1999, or any adjournment or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

    When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the Proxies. A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Chairman of the Board of the Company, at the address of the Company, or by revoking it in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke the proxy.

    The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company. In addition to soliciting proxies by mail, officers and regular employees of the Company may, at the Company's expense, solicit proxies in person and by telephone or telegraph. The Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies. The Company will pay reasonable out-of-pocket expenses incurred by them. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.

                               VOTING SECURITIES

    As of the close of business on April 9, 1999, 5,928,967 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding and held of record by approximately 215 stockholders, each of which shares is entitled to one vote at the Annual Meeting. The Company has no other class of voting securities outstanding.

    A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. In matters other than the election of directors, the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders, except for those specific matters for which a super majority vote is required under the Company's Bylaws. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. As to certain matters other than the election of directors, the Nasdaq Stock Market rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                     ITEM 1
                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a three-tiered classified Board of Directors with staggered terms of office. The Board of Directors consists of three classes, designated as Class I, Class II and Class
III. Pursuant to the Certificate of Incorporation, the term of Class II directors expires at the 1999 Annual Meeting, the term of Class III directors expires at the 2000 Annual Meeting, and the term of Class I directors expires at the 2001 Annual Meeting. Pursuant to the Bylaws, at each Annual Meeting, only one class of directors will be elected, and each class of directors will serve a three-year term and until their successors are elected and qualified.

                        INFORMATION CONCERNING NOMINEES

    The nominees for election as Class II directors are set forth below along with certain information regarding the nominees. Unless marked to the contrary, proxies received will be voted for the election of Jerry M. Miller, James. A. Nicholson and Robert A. Puccinelli, each of whom currently serves as a Class II Director of the Company, to serve until the 2002 Annual Meeting and until his successor is elected and qualified. If for any reason any nominee should not be available for election or be unable to serve as a Director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate. The Board has no reason to believe that any nominee will be unavailable for election or unable to serve.

                                 1999 NOMINEES

                                                                                                   YEAR
                                                                                                 COMMENCED        OTHER
                                                                                               SERVING AS A     CORPORATE
                         NAME AND PRINCIPAL OCCUPATION                                AGE        DIRECTOR     DIRECTORSHIPS
--------------------------------------------------------------------------------      ---      -------------  -------------
JERRY M. MILLER (1)(2)--CLASS II                                                          58          1992           None
  Mr. Miller has served as a director of the Company since his election to the
  Board of Directors in November 1992. Mr. Miller is a Certified Public
  Accountant and was an audit partner with KPMG LLP from 1974 until his retirement in 1991.

JAMES A. NICHOLSON--CLASS II                                                              54          1986           None
  Mr. Nicholson has served as a Senior Vice President and Chief Financial
  Officer of the Company since April 1988. He was first elected to the Company's
  Board of Directors in 1986. Mr. Nicholson has been with the Company since
  1972.

ROBERT A. PUCCINELLI (2)(3)--CLASS II                                                     61          1998           None
  Mr. Puccinelli has served as a director of the Company since his election to the Board of Directors in January 1998. Prior to his retirement in 1997, Mr.
  Puccinelli worked for Industrial Indemnity Company since 1961. Mr. Puccinelli was Chairman and Chief Executive Officer from 1985 to 1995 and served as
  Chairman of the Executive Committee until he retired in 1997.

------------------------

(1) Member of the Audit Committee.

(2) Member of the Governance and Nominating Committee.

(3) Member of the Executive Compensation Committee.

    The proposed nominees are not related by blood or marriage to any executive officer of the Company. Mr. Nicholson is an executive officer of the Company.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                        INFORMATION CONCERNING DIRECTORS

    Set forth below are the Class I and Class III directors whose terms do not expire this year, along with certain information regarding these directors.

                                                                                                   YEAR
                                                                                                 COMMENCED        OTHER
                                                                                               SERVING AS A     CORPORATE
                         NAME AND PRINCIPAL OCCUPATION                                AGE        DIRECTOR     DIRECTORSHIPS
--------------------------------------------------------------------------------      ---      -------------  -------------
JEFFREY A. SNIDER--CLASS III                                                              47          1992           None
  Mr. Snider has been Chairman of the Board of Directors, President and Chief
  Executive Officer of the Company since December 1994. Mr. Snider joined the
  Company in 1975 and served as President and Chief Executive Officer of the
  Company and a member of its Board of Directors from 1984 to 1988. Mr. Snider resigned from the Company and its Board of Directors in June 1988. From
  January 1989 until July 1990, Mr. Snider served as director of the Jimmy
  Carter Work Project of Habitat for Humanity International Inc. in San Diego,
  California and Tijuana, Mexico. In July 1990, Mr. Snider accepted a position as the first Executive Vice President and Chief Operating Officer of Habitat,
  serving in that position until December 1993, when he returned as President and Chief Executive Officer of the Company's insurance subsidiaries. Mr.
  Snider was re-elected to the Company's Board of Directors in November 1992.

ANDREW M. SLAVITT--CLASS III                                                              32          1995           None
  Mr. Slavitt has served as the Chief Operating Officer, Senior Vice President and director of the Company since July 1995 when he joined the Company. Prior to joining the Company, Mr. Slavitt served as a consultant with McKinsey &
  Company, an international management consulting firm, for two years and prior to that time attended the Harvard Business School where he received an M.B.A.
  degree in 1993. From 1988 to 1991, Mr. Slavitt worked for Goldman, Sachs & Co.
  as an investment banker.

BRADLEY K. SERWIN (1)--CLASS I                                                            38          1995           None
  Mr. Serwin has served as General Counsel, Senior Vice President, Secretary and
  director of the Company since March 1995 when he joined the Company. Prior to joining the Company, Mr. Serwin practiced law for nine years with Gibson, Dunn
  & Crutcher LLP, a nationwide law firm.

JOHN B. CLINTON (2)--CLASS III                                                            44          1994           None
  Mr. Clinton has served as director of the Company since August 1994. Mr.
  Clinton has been an Executive Vice President of Conning & Company, an insurance asset management and research firm, since February 1992.

                                                                                                   YEAR
                                                                                                 COMMENCED        OTHER
                                                                                               SERVING AS A     CORPORATE
                         NAME AND PRINCIPAL OCCUPATION                                AGE        DIRECTOR     DIRECTORSHIPS
--------------------------------------------------------------------------------      ---      -------------  -------------
GERARD VECCHIO (3)--CLASS I                                                               37          1994           None
  Mr. Vecchio has served as a director of the Company since August 1994. Mr.
  Vecchio is a Senior Vice President of Conning & Company, an insurance asset management and research firm, where he has worked since October 1992.

RONALD W. WAISNER (2)--CLASS I                                                            61          1992           None
  Mr. Waisner has served as a director of the Company since his election to the
  Board of Directors in November 1992. Prior to his retirement in 1991, Mr.
  Waisner worked for Continental Insurance Company beginning in 1959. His last position with Continental prior to retirement was Senior Vice President and
  Regional Manager of the Pacific Region responsible for insurance operations and marketing.

------------------------

(1) Member of the Governance and Nominating Committee.

(2) Member of the Executive Compensation Committee.

(3) Member of the Audit Committee.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors has a standing Audit Committee, Capital Planning/Investment Policy Committee, Committee of the Chair, Executive Compensation Committee, Executive Committee and a Governance and Nominating Committee.

    The current members of the Audit Committee, which held two meetings during fiscal year 1998, are Messrs. Miller and Vecchio. The Audit Committee's functions include recommending to the Board of Directors the selection of the Company's independent public accountants and reviewing with such accountants the plan and results of their audit and the adequacy of the Company's systems of internal accounting controls. In addition, the Audit Committee reviews the independence of the independent public accountants and reviews the fees for audit and non-audit services rendered to the Company by its independent public accountants.

    The current members of the Executive Compensation Committee, which held two meetings during fiscal year 1998, are Messrs. Clinton, Puccinelli and Waisner. Its functions include recommending to the Board of Directors the compensation and benefits for senior management, including the grant of stock options and other stock based awards.

    The Governance and Nominating Committee will only consider nominations for election to the Board of Directors recommended by stockholders if notice of such recommendation is timely provided to the Company in accordance with the Company's Bylaws. The Bylaws require that a stockholder notify the Company of the stockholder's intent to nominate a person for election as a director at a meeting of the stockholders not later than 90 days in advance of such a meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Such notice must include specific information concerning the proposed nominee. Stockholders considering proposing nominees for election to the Board of Directors can contact Bradley K. Serwin, the Company's Corporate Secretary, to obtain a copy of the Company's Bylaws.

    During fiscal year 1998, the Board of Directors met eight times. No director attended less than 75% of the meetings of the Board and the committees of the Board on which he served.

COMPENSATION OF DIRECTORS

    Each member of the Company's Board of Directors who is not an employee of the Company or any of its subsidiaries receives a director fee of $10,000 per year, plus a $500 fee per meeting and has received a grant of stock options and is eligible for grants under the Company's 1997 Stock Incentive Plan. These directors are reimbursed for out-of-pocket expenses reasonably incurred for attending meetings. It is expected that at least four board meetings will be held during each calendar year.

    On January 1, 1995, Messrs. Miller and Waisner were each granted options to purchase 5,500 shares of the Company's Common Stock at an exercise price of $9.03 per share (the fair market value of the Common Stock as determined by an independent appraisal). On February 1, 1996, Messrs. Miller and Waisner were each granted options to purchase 5,500 shares at an exercise price of $7.88 per share (the fair market value as determined by an independent appraisal). The January 1995 and February 1996 option grants were made pursuant to the Company's 1994 Stock Incentive Plan. On October 26, 1996, Messrs. Miller and Waisner were each granted options to purchase 4,000 shares at an exercise price of $9.50 (the fair market value of the Common Stock as determined by the Board of Directors on such date): The October options were granted independent of the 1994 Stock Incentive Plan. The first two option grants have a term of five years and vested immediately. The third option grant has a term of ten years and vested immediately.

    On October 26, 1996, Messrs. Clinton and Vecchio were each granted options to purchase 4,000 shares of Common Stock at an exercise price of $9.50 (the fair market value of the Common Stock as determined by the Board of Directors on such date). Such options have a term of 10 years and vested immediately. The October options were granted independent of the 1994 Stock Incentive Plan. On April 1, 1998, Mr. Puccinelli was granted options to purchase 10,000 shares of Common Stock at an exercise price of $23.125 (the closing price of the Common Stock on the date of grant). Such options had a term of 10 years and vested 40% upon grant, and 20% on each anniversary of the date of grant. On October 29, 1998, the Executive Compensation Committee (with Mr. Puccinelli abstaining) canceled the prior grant to Mr. Puccinelli and approved a new option grant to Mr. Puccinelli with the same terms as the prior grant, except that the exercise price was made $13.50 per share and the vesting dates were delayed six months. All of Mr. Puccinelli's options were granted under the Company's 1994 Stock Incentive Plan.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

PRINCIPAL STOCKHOLDERS

    The following table sets forth as of April 9, 1999, the record date for the Annual Meeting, information as to the ownership of the Company's Common Stock by
(i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director,
(iii) each executive officer of the Company named below and (iv) all named executive officers and directors as a group.

    Each such holder directly or indirectly has sole voting and investment power with respect to the shares listed, except for shares allocated to executive officers of the Company in the Company's employee stock ownership plan ("ESOP") pursuant to the last allocation of shares in the ESOP, which was on December 31, 1998.

                                                                             NUMBER OF SHARES
                                                                               BENEFICIALLY       PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER                                             OWNED(1)            OUTSTANDING
-------------------------------------------------------------------------  --------------------  -------------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS:

Jeffrey A. Snider (2)....................................................           505,207(3)              7.9

Andrew M. Slavitt (2)....................................................           164,533(4)              2.7

James A. Nicholson (2)...................................................           212,379(5)              3.5

Bradley K Serwin (2).....................................................            77,019(6)              1.3

Victor Gloria, III (2)...................................................           116,613(7)              2.0

John B. Clinton .........................................................             4,000(8)                *
c/o Conning & Company
185 Asylum Street
Hartford, CT 06103

Jerry M. Miller .........................................................            23,000(9)                *
2068 Musket Street
Eugene, OR 97401

Robert A. Puccinelli ....................................................            20,000(10)               *
116 Silverwood Drive
LaFayette, CA 94549

Gerard Vecchio ..........................................................             4,000(8)                *
c/o Conning & Company
185 Asylum Street
Hartford, CT 06103

Ronald W. Waisner .......................................................            17,000(9)                *
113 Patton Court
Folsom, CA 95630

All executive officers and directors as a group (10 persons).............         1,143,751(11)            17.0

                                                                             NUMBER OF SHARES
                                                                               BENEFICIALLY       PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER                                             OWNED(1)            OUTSTANDING
-------------------------------------------------------------------------  --------------------  -------------------
OTHER BENEFICIAL OWNERS:

Commercial Union Insurance Company ......................................           423,712(12)             7.1
One Beacon Street
Boston, MA 02108

FMR Corp. ...............................................................           612,600(13)            10.3
82 Devonshire Street
Boston, MA 02109

General American Mutual Holding Company .................................           453,393(14)             7.6
(Conning & Company)
700 Market Street
St. Louis, MO 63101

Gilder Gagnon Howe & Co. LLC ............................................           389,713(15)             6.6
1775 Broadway, 26(th) Floor
New York, NY 10019

PAULA Financial and Subsidiaries Employee Stock Ownership Plan (2).......           827,223(16)            14.0

Philo Smith .............................................................           599,700(17)            10.1
695 East Main Street
Stamford, CT 06901

------------------------

  * Less than 1%

 (1) Such holder directly or indirectly has sole voting and investment power with respect to the shares listed except as described below.

 (2) Such person's address is 300 N. Lake Avenue, Suite, 300, Pasadena, CA
     91101.

 (3) Includes (i) options to purchase 438,000 shares of Common Stock and (ii) 1,807 shares of Common Stock allocated to Mr. Snider in the ESOP with respect to which he has sole voting power and shared investment power.

 (4) Includes (i) options to purchase 150,500 shares of Common Stock and (ii) 883 shares of Common Stock allocated to Mr. Slavitt in the ESOP with respect to which he has sole voting power and shared investment power.

 (5) Includes (i) options to purchase 79,500 shares of Common Stock, (ii) 63,444 shares of Common Stock allocated to Mr. Nicholson in the ESOP with respect to which he has sole voting power and shared investment power and (iii) 125 shares held by Mr. Nicholson's son.

 (6) Includes (i) options to purchase 73,500 shares of Common Stock, (ii) 883 shares of Common Stock allocated to Mr. Serwin in the ESOP with respect to which he has sole voting power and shared investment power and (iii) 500 shares of Common Stock beneficially held by Mr. Serwin which are held of record by Kenneth Serwin, Mr. Serwin's brother and (iv) 1,136 shares which are held in the Company's 401(k) plan over which Mr. Serwin has shared voting and sole dispositive power.

 (7) Includes (i) options to purchase 31,700 shares of Common Stock and (ii) 47,041 shares of Common Stock allocated to Mr. Gloria in the ESOP with respect to which he has sole voting power and shared investment power.

 (8) Includes options to purchase 4,000 shares of Common Stock. Messrs. Clinton and Vecchio disclaim beneficial ownership of all securities beneficially owned by General American Mutual Holding Company by virtue of their position with Conning & Company.

 (9) Includes options to purchase 15,000 shares of Common Stock.

(10) Includes options to purchase 10,000 shares of Common Stock and 10,000 shares held indirectly as trustee of the Robert A. and Carol A. Puccinelli Family Revocable Intervivos Trust U/T/D 11/15/93.

(11) Includes options to purchase 817,200 shares of Common Stock and 114,058 shares of Common Stock allocated to such executive officers and directors in the ESOP with respect to which such holders have sole voting power and shared investment power.

(12) Based on information contained in a Schedule 13G filed with the Company on February 16, 1998. The holder has shared voting and dispositive power over all of the shares.

(13) Based on information provided to the Company as of December 15, 1998. Includes 512,000 shares beneficially owned by Fidelity Management & Research Company as investment adviser to various registered investment companies; and 100,600 shares beneficially owned by Fidelity Management Trust Company as investment manager of various private investment accounts. FMR Corp. has sole voting power and sole investment power over 100,600 shares; and no voting and sole investment power over 512,000 shares.

(14) Based on information contained in a Schedule 13G filed with the Company on February 16, 1998. Includes all shares of Common Stock held by Conning & Company, a subsidiary, and shares held by the following entities each of which is an affiliate of Conning & Company: Conning Insurance Capital Limited Partnership III and Conning Insurance Capital International Partners III. Such entities hold shared voting and investment power over the shares.

(15) Based on information contained in a Schedule 13G filed with the Company on February 23, 1999. Includes 385,363 shares beneficially owned which are held in customer accounts. The holder has sole voting power and shared dispositive power over 1,350 shares and no voting power but shared dispositive power over 388,363 shares.

(16) Pursuant to the terms of the ESOP, shares of the ESOP are voted by the ESOP Trustee pursuant to instructions from the participants with respect to allocated shares and from the ESOP Administrative Committee with respect to unallocated shares.

(17) Based on information contained in a Schedule 13D filed with the Company on October 27, 1998. Includes shares held by various investment companies and partnerships in which Mr. Smith has an ownership interest. Mr. Smith has shared voting and dispositive power with respect to the shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, Directors and ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, Directors and greater than ten percent beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal year 1998, except that Mr. Puccinelli filed a Form 4 for the month of October, 1998, in December, 1998, 22 days late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Executive Compensation Committee of the Board of Directors is composed of three members, Messrs. Clinton, Puccinelli and Waisner. None of the past or current members of the Committee is or has been an employee or officer of the Company. No executive officer of the Company has served as a member of the board of directors or compensation committee of any company in which any of the past or current members of the Committee is an executive officer.

    During 1998, one of the Company's investment portfolio managers was Conning Asset Management, an affiliate of Conning & Company. The Company paid Conning Asset Management its usual and customary fees for such services. In addition, Conning & Company acted as a co-manager and as a representative of the several underwriters of the Company's initial public offering in October 1997, for which it received customary underwriting discounts and commissions. Messrs. Clinton and Vecchio are officers of Conning & Company.

    The Company believes that the terms of the transactions described above are no less favorable to the Company than terms that could have been obtained from unaffiliated third parties.

                               EXECUTIVE OFFICERS

    The following table sets forth the current executive officers of the
Company:

                               NAME                                       CAPACITIES IN WHICH SERVED             AGE
------------------------------------------------------------------  ---------------------------------------      ---
JEFFREY A. SNIDER                                                   Chairman, Chief Executive Officer and            47
  Mr. Snider has been Chairman of the Board of Directors,            President
  President and Chief Executive Officer of the Company since
  December 1994. Mr. Snider joined the Company in 1975 and served as President and Chief Executive Officer of the Company and a
  member of its Board of Directors from 1984 to 1988. Mr. Snider resigned from the Company and its Board of Directors in June
  1988. From January 1989 until July 1990, Mr. Snider served as director of the Jimmy Carter Work Project of Habitat for
  Humanity International Inc. in San Diego, California and
  Tijuana, Mexico. In July 1990, Mr. Snider accepted a position as the first Executive Vice President and Chief Operating Officer of Habitat, serving in that position until December 1993, when he returned as President and Chief Executive Officer of the
  Company's insurance subsidiaries, Mr. Snider was re-elected to the Company's Board of Directors in November 1992.

ANDREW M. SLAVITT                                                   Chief Operating Officer and Senior Vice          32
  Mr. Slavitt has served as the Chief Operating Officer of the       President
  Company since November 1995 and as a Senior Vice President and director of the Company since July 1995 when he joined the
  Company. Prior to joining the Company, Mr. Slavitt served as a consultant with McKinsey & Company, an international management consulting firm, for two years and prior to that time attended the Harvard Business School where he received an M.B.A. degree in 1993. From 1988 to 1991, Mr. Slavitt worked for Goldman,
  Sachs & Co. as an investment banker.

                               NAME                                       CAPACITIES IN WHICH SERVED             AGE
------------------------------------------------------------------  ---------------------------------------      ---
JAMES A. NICHOLSON                                                  Chief Financial Officer and Senior Vice          54
  Mr. Nicholson has served as a Senior Vice President and Chief      President
  Financial Officer of the Company since April 1988. He was first elected to the Company's Board of Directors in 1986. Mr.
  Nicholson has been with the Company since 1972.

BRADLEY K. SERWIN                                                   General Counsel, Senior Vice President           38
  Mr. Serwin has served as General Counsel, Senior Vice President    and Secretary
  and Secretary and director of the Company since March 1995 when he joined the Company. Prior to joining the Company, Mr. Serwin practiced law for nine years with Gibson, Dunn & Crutcher LLP, a nationwide law firm.

VICTOR GLORIA III                                                   Senior Vice President, PICO                      44
  Mr. Gloria has been with the Company since 1972 and has served in the Workers' Compensation Claims Department of PAULA
  Insurance Company, the Company's workers' compensation insurance subsidiary ("PICO"), for the majority of that time. He has served as Manager of that Department since 1987 and was
  appointed Senior Vice President of PICO in 1987. Mr. Gloria has
  obtained the certificated designation of Associate in Claims.
  Mr. Gloria was first elected to the PICO Board of Directors in
  April 1987.

JAMES M. HANNAH                                                     Senior Vice President, PICO                      50
  Mr. Hannah joined the Company in March 1995, assuming the
  position of Vice President and Chief Underwriting Officer of
  PICO. Mr. Hannah became a Senior Vice President in March 1998.
  Prior to joining the Company, Mr. Hannah served as Vice
  President of American Home Assurance Co., a property and
  casualty insurance company, from November 1993 to March 1995, as
  Manager of New Hampshire Insurance Co. from January 1993 to
  November 1993 and as Vice President of SAIF Corporation, the
  Oregon State insurance fund, for nine years prior to that time.
  Mr. Hannah was first elected to the PICO Board of Directors in
  April 1995.

JAMES J. MUZA                                                       Vice President, PICO, Chief Actuary              46
  Mr. Muza joined the Company in July, 1998, assuming the position of Vice President and Chief Actuary of PICO. Prior to joining the Company, Mr. Muza served as Senior Vice President- Actuarial
  & Product Development of California Casualty Management Company
  for over 14 years. Mr. Muza is a Fellow of the Casualty
  Actuarial Society and a Member of the American Academy of
  Actuaries.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION

    The following table sets forth summary information regarding the annual and long-term compensation for services in all capacities to the Company for the three years ended December 31, 1998 for those persons who were, as of December 31, 1998, the Chief Executive Officer and the four other most highly compensated named officers of the Company who received in excess of $100,000 for the year ended December 31, 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                            COMPENSATION AWARDS
                                                                          ------------------------
                                              ANNUAL COMPENSATION         RESTRICTED   SECURITIES
                                       ---------------------------------     STOCK     UNDERLYING      ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR       SALARY     BONUS(1)    AWARDS($)   OPTIONS(#)   COMPENSATION(2)
-------------------------------------  ---------  ----------  ----------  -----------  -----------  ----------------
Jeffrey A. Snider                           1998  $  360,000  $  250,000           --          --      $   22,797
  Chairman of the Board,                    1997     310,000     175,000           --          --          30,421
  Chief Executive Officer                   1996     250,000      25,000           --     300,000          25,347
  and President

Andrew M. Slavitt                           1998  $  160,000  $  120,000           --          --      $    4,498
  Chief Operating Officer                   1997     160,000      80,000           --          --           8,496
                                            1996     145,000      10,000  $  23,640(3)    114,000           5,050

James A. Nicholson                          1998  $  180,000  $  100,000           --          --      $    6,094
  Chief Financial Officer                   1997     180,000      50,000           --          --          11,149
                                            1996     180,000      10,000           --      23,000           8,190

Bradley K. Serwin                           1998  $  144,000  $  100,000           --          --      $    4,578
  General Counsel                           1997     144,000      45,000           --          --           9,768
                                            1996     135,000      10,000  $  15,760(3)     57,000           5,936

Victor Gloria III                           1998  $  126,000  $   10,000           --          --      $    4,286
  Senior Vice President--Claims             1997     126,000      60,000           --          --          11,480
  Administration                            1996     126,000      40,000  $  15,760(3)     26,000           7,590

------------------------

(1) Since January 1, 1996, the annual bonuses paid to Messrs. Snider, Slavitt, Nicholson and Serwin have been determined and paid early in the year following the year to which the bonus relates since the bonus is based on company-wide results for the previous year. Bonuses paid in 1998 related to 1997 results and those paid in 1997 related to 1996 results. No bonuses were paid to such persons in 1999 relating to 1998 results.

(2) Amounts in this column consist of one or more of the following: contributions by the Company to the ESOP and increases in ESOP allocations, matching contributions to the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan and split dollar life insurance premiums paid by the Company on behalf of the Named Executive Officers.

(3) As of December 31, 1998, 1,500, 1,000 and 2,200 shares of unvested restricted stock were outstanding to Messrs. Slavitt, Serwin and Gloria, respectively with a value of $10,218, $6,812 and $14,986 based on the closing price of the Company's common stock on April 9, 1999. The recipients of this restricted stock are entitled to receive dividends with respect to such shares prior to vesting.

OPTION GRANTS IN LAST FISCAL YEAR

    No stock options were granted during the year ended December 31, 1998 to the Named Executive Officers. None of the Named Executive Officers exercised options during 1998.

FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information regarding options to purchase shares of Common Stock held as of December 31, 1998 by each of the Named Executive Officers. None of such Named Executive Officers exercised options during 1998.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                    OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                                FISCAL YEAR END(#)           AT FISCAL YEAR END($)(1)
                                                            --------------------------  ----------------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  ---------------  -----------------
Jeffrey A. Snider.........................................     337,500        62,500       $       0         $       0
Andrew M. Slavitt.........................................     110,500        23,500               0                 0
James A. Nicholson........................................      61,000         2,000               0                 0
Bradley K. Serwin.........................................      46,500        10,500               0                 0
Victor Gloria III.........................................      22,000         5,200               0                 0

------------------------

(1) Based upon the closing price on the Nasdaq Stock Market of the Common Stock on April 9, 1999 ($6.812 per share) which is less than the exercise price of all noted options.

EMPLOYMENT/CHANGE OF CONTROL AGREEMENTS

    The Company (acting through the Executive Compensation Committee) and Mr. Snider have entered into a Change of Control Agreement. The Agreement sets forth the severance arrangements for Mr. Snider in the event that his employment with the Company is terminated by the Company without cause within 24 months of a change of control of the Company. In such event, Mr. Snider will receive a lump-sum payment equal to the sum of (i) three times his annual salary plus (ii) his target bonus for the year in which the termination occurs. This payment will be increased to cover excise (but not income) taxes which are incurred by Mr. Snider as a result of the payment. In addition, upon such event, Mr. Snider's then unvested stock options will become fully vested and he will receive continuation of certain employee benefits for three years after the termination date. The Company believes that providing an agreement of this nature to Mr. Snider is appropriate and standard practice.

    No Named Executive Officer is a party to an employment agreement with the Company.

LOAN PROGRAM

    The Company has implemented a key employee/consultant loan program which provides funds exclusively for the borrowers' purchase of Company stock. The Company has authorized loans of up to $1,000,000 in the aggregate. The loans are full recourse, bear interest at the rate of 8 1/2% per annum payable quarterly, have a three year maturity and are secured by the stock purchased. The loan program was reviewed and approved by the Executive Compensation Committee of the Board of Directors. As of December 31, 1998, among others, Messrs. Slavitt and Nicholson were indebted to the Company in the amount of $100,000 and $50,000, respectively, for loans made under the program.

PERFORMANCE GRAPH

    The performance graph shown below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts. The graph shows the Company's total return to stockholders compared to the Nasdaq Stock Market Index(1) and a peer group index(2) over the period from October 24, 1997 (the day the Common Stock of the Company commenced trading on the Nasdaq Stock Market) to December 31, 1998.

 COMPARISON OF CUMULATIVE TOTAL RETURN OF PAULA FINANCIAL, NASDAQ STOCK MARKET
                           INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               PAULA FINANCIAL        NASDAQ STOCK MARKET (U.S.)         S & P INSURANCE (PROPERTY-CASUALTY)
10/24/1997                   $100                              $100                                         $100
12/97                         124                                94                                          108
3/98                          129                               110                                          112
6/98                          109                               113                                          113
9/98                           53                               102                                           96
12/98                          51                               132                                          101

    The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

    Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the Nasdaq Stock Market on October 24, 1997 and in the S&P Insurance (Property & Casualty) index on September 30, 1997 (the best information available for that index). The graph then tracks the value of these investments, assuming reinvestment of dividends, through December 31, 1998.

------------------------

1 Includes all issues trading over the Nasdaq Stock Market during the period from October 24, 1997 through December 31, 1998, weighted annually by market capitalization (shares outstanding multiplied by stock price).

2 An index compiled and published by Standard & Poors Corporation comprised of the eight property- casualty insurance companies included in the S&P 500 at December 31, 1998, weighted annually by market capitalization (shares outstanding multiplied by stock price).

EXECUTIVE COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS ON EXECUTIVE
  COMPENSATION

    The report of the Executive Compensation Committee given below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

    The Executive Compensation Committee of the Board of Directors (the "Executive Compensation Committee"), comprised of three non-employee directors, is responsible for establishing the base salary and other compensation of the Company's Chief Executive Officer and for approving and monitoring the criteria used in establishing the base salaries and other compensation of the Company's other executive officers. Set forth below is a report, submitted by Messrs. Clinton, Puccinelli and Waisner in their capacity as the Board's Executive Compensation Committee, addressing the Company's compensation policies for fiscal year 1998 as they affected Mr. Snider and the other officers named in the Summary Compensation Table appearing elsewhere herein (collectively, the "Executive Officers").

    COMPENSATION POLICIES TOWARDS EXECUTIVE OFFICERS

    The Executive Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value primarily through increasing earnings per share. In this regard, the Executive Compensation Committee believes executive compensation should be comprised of cash as well as equity-based and other incentive programs. With respect to equity-based compensation, the Executive Compensation Committee believes that an integral part of the Company's compensation program is the ownership and retention of the Company's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in the Company, the value of which is dependent on the Company's long-term success, a commonality of interests between the Company's Executive Officers and its stockholders is fostered.

    SALARIES AND OTHER COMPENSATION AWARDED TO THE CHIEF EXECUTIVE OFFICER AND
     OTHER EXECUTIVE OFFICERS

    The Board of Directors has delegated to the Executive Compensation Committee the authority to establish compensation levels for the Company's Executive Officers. The Executive Compensation Committee has established a policy of setting the salary of Mr. Snider while reviewing the base salaries of the other Executive Officers as determined by Mr. Snider. The Executive Compensation Committee has also established a policy of paying annual bonuses to the Company's senior executive officers, including Mr. Snider, early in the year following the year to which the bonuses relate since the bonus is determined in large part upon company-wide results for the previous year.

    In evaluating the performance, and setting the compensation, of Mr. Snider and approving the compensation of the other Executive Officers based on results for fiscal 1998, the Executive Compensation Committee's primary consideration was the Company's disappointing financial results for the year. The Executive Compensation Committee views increasing earnings per share, operating income and earned premiums while maintaining or improving the Company's return on equity as very significant indicators of executive performance, and believes in utilizing variable measures of compensation (through bonuses and stock options) to provide proper management incentives and reward such performance. The Executive Compensation Committee also views successful implementation of material transactions, such as mergers and acquisitions, as worthy of special consideration. However, in light of the Company's 1998 results, the Executive Compensation Committee chose to award no annual bonus to Mr. Snider and to not increase any other form of compensation to Mr. Snider for 1998.

    Mr. Snider determines the base salaries and annual bonuses for each of the other Executive Officers based, in part, on his subjective understanding of competitive conditions, the respective Executive Officers contributions to the Company and any bonus pool established for this purpose by the Executive Compensation Committee. In general, Mr. Snider, with the approval of the Executive Compensation Committee, has chosen to increase the portion of each Executive Officer's total compensation which is contingent upon the Company's annual results. In light of the Company's 1998 results, at the direction of the Executive Compensation Committee, no annual bonuses or increases in any other form of compensation were provided to any of the Company's senior executive officers for 1998.

    Although no stock options or other stock based awards were granted to the Executive Officers, including Mr. Snider, during 1998, the Company expects to utilize additional stock based awards for the Executive Officers as a key component of their total compensation packages in the future.

                                      THE EXECUTIVE COMPENSATION COMMITTEE

                                      John B. Clinton
                                      Robert A. Puccinelli
                                      Ronald W. Waisner

                         INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG LLP has been selected as the Company's independent public accountants for fiscal year 1999. A representative of KPMG LLP will be present at the Annual Meeting and such representative will have an opportunity to make a statement if he or she so desires. Further, such representative will be available to respond to appropriate stockholder questions.

                             STOCKHOLDER PROPOSALS

    Any stockholder wishing to submit a proposal to be presented to all stockholders at the Company's 2000 Annual Meeting must submit such proposal to the Company so that it is received by the Company at its principal executive offices no later than December 10, 1999.

                                 ANNUAL REPORT

    The Company's Annual Report for the year ended December 31, 1998 is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for solicitation of proxies. If you do not receive the 1998 Annual Report, which includes financial statements, please contact PAULA Financial--Investor Relations, 300 North Lake Avenue, Suite 300, Pasadena, California 91101, and a copy will be promptly sent to you.

                                 MISCELLANEOUS

    The Board of Directors knows of no other matters that are likely to come before the meeting. If any other matter, of which the Board is not now aware, should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

                                          By the order of the Board of
                                          Directors,

                                          Jeffrey A. Snider
                                          Chairman of the Board

Pasadena, California
April 23, 1999

-------------------------------------------------------------------------------



                               PAULA FINANCIAL

                       300 NORTH LAKE AVENUE, SUITE 300

                          PASADENA, CALIFORNIA 91101

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAULA FINANCIAL

The undersigned hereby appoints James A. Nicholson and Bradley K. Serwin, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of PAULA Financial held of record by the undersigned on April 9, 1999, at the Annual Meeting of Stockholders to be held on May 26, 1999 and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND IN THEIR DISCRETION ON THE MATTERS DESCRIBED IN ITEM 2.

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
                                                             Please mark
                                                             your votes as  /X/
                                                             indicated in
                                                             this example

                               FOR each nominee listed
                             below (except as marked to         WITHHOLD AUTHORITY to vote
                              the contrary below).            for all nominees listed below.

1. Election of Directors:              / /                                 / /

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominees name in the list below.

JERRY M. MILLER         JAMES A. NICHOLSON
ROBERT A. PUCCINELLI

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.

   THIS PROXY when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the nominees listed in Item 1 and in their discretion on the matters described in Item 2.

                                              Yes        No
Do you plan to attend the meeting?            / /       / /

Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership's or limited liability company's name by an authorized person.

DATED:__________________________, 1999

______________________________________
             Signature

______________________________________
      Signature if held jointly

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